Exhibit 10.36

Amylin Pharmaceuticals, Inc. 2001
Non-Qualified Deferred
Compensation Plan

November 2007

TABLE OF CONTENTS

PREAMBLE

ARTICLE 1 – GENERAL
1.1	Plan
1.2	Effective Dates
1.3	Amounts Not Subject to Code Section 409A

ARTICLE 2 – DEFINITIONS
2.1	Account
2.2	Account Balance Plan
2.3	Administrator
2.4	Adoption Agreement
2.5	Beneficiary
2.6	Board or Board of Directors
2.7	Bonus
2.8	Change in Control
2.9	Code
2.10	Compensation
2.11	Director
2.12	Disabled
2.13	Eligible Employee
2.14	Employer
2.15	ERISA
2.16	Exchange Act
2.17	Identification Date
2.18	Key Employee
2.19	Participant
2.20	Performance-Based Compensation
2.21	Plan
2.22	Plan Sponsor
2.23	Plan Year
2.24	Related Employer
2.25	Retirement
2.26	Separation from Service
2.27	Specified Date
2.28	Unforeseeable Emergency
2.29	Valuation Date
2.30	Years of Service

ARTICLE 3 – PARTICIPATION
3.1	Participation
3.2	Termination of Participation

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ARTICLE 4 – PARTICIPANT ELECTIONS
4.1	Deferral Agreement
4.2	Amount of Deferral
4.3	Timing of Election to Defer
4.4	Election of Payment Schedule and Form of Payment

ARTICLE 5 – EMPLOYER CONTRIBUTIONS
5.1	Matching Contributions
5.2	Other Contributions

ARTICLE 6 – ACCOUNTS AND CREDITS
6.1	Establishment of Account
6.2	Credits to Account
6.3	Account Statements

ARTICLE 7 – INVESTMENT OF CONTRIBUTIONS
7.1	Investment Options
7.2	Adjustment of Accounts

ARTICLE 8 – RIGHT TO BENEFITS
8.1	Vesting
8.2	Death
8.3	Disability

ARTICLE 9 – DISTRIBUTION OF BENEFITS
9.1	Amount of Benefits
9.2	Method and Timing of Distributions
9.3	Unforeseeable Emergency
9.4	Payment Election Overrides
9.5	Cashouts of Amounts Not Exceeding Stated Limit
9.6	Required Delay in Payment to Key Employees
9.7	Change in Control
9.8	Permissible Delays in Payment

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ARTICLE 10 – AMENDMENT AND TERMINATION
10.1	Amendment by Plan Sponsor
10.2	Plan Termination Following Change in Control or Corporate Dissolution
10.3	Other Plan Terminations
10.4	Plan Suspension

ARTICLE 11 – THE TRUST
11.1	Establishment of Trust
11.2	Grantor Trust
11.3	Investment of Trust Funds

ARTICLE 12 – PLAN ADMINISTRATION
12.1	Powers and Responsibilities of the Administrator
12.2	Claims and Review Procedures
12.3	Plan Administrative Costs
12.4	No Discretionary Distributions
12.5	Permitted Acceleration of Payment

ARTICLE 13 – SECURITIES LAWS COMPLIANCE
13.1	Designation of Participants
13.2	Action by Administrator
13.3	Compliance with Section 16
13.4	Capitalization Changes

ARTICLE 14 – MISCELLANEOUS
14.1	Unsecured General Creditor of the Employer
14.2	Employer’s Liability
14.3	Limitation of Rights
14.4	Anti-Assignment
14.5	Facility of Payment
14.6	Notices
14.7	Tax Withholding
14.8	Indemnification
14.9	Successors
14.10	Validity
14.11	Scrivener’s Error
14.12	Disclaimer
14.13	Governing Law

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PREAMBLE

The Plan is intended to be a “plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, or an “excess benefit plan” within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended, or a combination of both.  The Plan is further intended to conform with the requirements of Internal Revenue Code Section 409A and the final regulations and other guidance issued thereunder (“Section 409A”) and shall be implemented, interpreted and administered in a manner consistent therewith.  To the extent one or more provisions of this Plan do not comply with Section 409A, such provision shall be automatically and immediately voided, and shall be amended as soon as administratively feasible and shall be administered to so comply.

ARTICLE 1 – GENERAL

1.1                               Plan.  The Plan will be referred to by the name specified in the Adoption Agreement.

1.2                               Effective Dates.

(a)                                  Original Effective Date.  The Original Effective Date is the date as of which the Plan was initially adopted.

(b)                                 Amendment Effective Date.  The Amendment Effective Date is the date specified in the Adoption Agreement as of which the Plan is amended and restated.  Except to the extent otherwise provided herein or in the Adoption Agreement, from and after the Amendment Effective Date the amended and restated Plan shall apply to all amounts deferred under the Plan, including amounts deferred before the Amendment Effective Date, and shall apply to any benefit payments made on or after the Amendment Effective Date.

(c)                                  Special Effective Date.  A Special Effective Date may apply to any given provision if so specified in Appendix A of the Adoption Agreement.  A Special Effective Date will control over the Original Effective Date or Amendment Effective Date, whichever is applicable, with respect to such provision of the Plan.

1.3                               Amounts Not Subject to Code Section 409A

As provided in Section 1.01 of the Adoption Agreement, all amounts deferred under the Plan before January 1, 2008, including amounts not subject to Code Section 409A, will be administered in accordance with the terms of this amended and restated Plan document on and after the Amendment Effective Date.

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ARTICLE 2 – DEFINITIONS

Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise.  Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1                               “Account” means an account established for the purpose of recording amounts credited on behalf of a Participant and any income, expenses, gains, losses or distributions included thereon.  The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant  or to the Participant’s Beneficiary pursuant to the Plan.

2.2                               “Account Balance Plan” means any non-qualified deferred compensation account balance plan (as defined in §31.3121(v)(2)-1(c)(1)(ii)(A) of the Treasury Regulations) sponsored by the Plan Sponsor or any Employer that would be aggregated with the Plan for purposes of Section 409A.

2.3                               “Administrator” means the person or persons designated by the Plan Sponsor in Section 1.05 of the Adoption Agreement to be responsible for the administration of the Plan.  If no Administrator is designated in the Adoption Agreement, the Administrator is the Plan Sponsor.

2.4                               “Adoption Agreement” means the agreement adopted by the Plan Sponsor that establishes the Plan.

2.5                               “Beneficiary” means the persons, trusts, estates or other entities entitled under Section 8.2 to receive benefits under the Plan upon the death of a Participant.

2.6                               “Board” or “Board of Directors” means the Board of Directors of the Plan Sponsor.

2.7                               “Bonus” means an amount of incentive remuneration payable by the Employer to a Participant.

2.8                               “Change in Control” means the occurrence of an event involving the Plan Sponsor that is described in Section 9.7.

2.9                               “Code” means the Internal Revenue Code of 1986, as amended.

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2.10                        “Compensation” has the meaning specified in Section 3.01 of the Adoption Agreement.

2.11                        “Director” means a non-employee member of the Board who has been designated by the Employer as eligible to participate in the Plan.

2.12                        “Disabled”  means a determination by the Administrator that the Participant is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer.  A Participant will be considered Disabled if he is determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board.

2.13                        “Eligible Employee” means an employee of the Employer who satisfies the requirements in Section 2.01 of the Adoption Agreement.

2.14                        “Employer” means the Plan Sponsor and any other entity which is authorized by the Plan Sponsor to participate in and, in fact, does adopt the Plan.

2.15                        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.16                        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.  Reference to a section of the Exchange Act shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.

2.17                        “Identification Date” means the date as of which Key Employees are determined which is specified in Section 1.06 of the Adoption Agreement.

2.18                        “Key Employee” means an employee who satisfies the conditions set forth in Section 9.6.

2.19                        “Participant” means an Eligible Employee or Director who commences participation in the Plan in accordance with Article 3.

2.20                        “Performance-Based Compensation” means Compensation that meets the requirements of performance-based compensation specified in Section 409A(a)(4)(B)(iii) of the Code and regulations and other guidance

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promulgated thereunder.  Performance-Based Compensation shall be designated as such by the Employer as contingent upon the satisfaction of performance goals and must relate to services performed by the Participant during a designated incentive period of at least twelve (12) months.  The performance goals must be pre-established by the Employer in writing no later than ninety (90) days after the commencement of the performance period, and the outcome must be substantially uncertain at the time the criteria are established.

2.21                        “Plan” means the unfunded plan of deferred compensation set forth herein, including the Adoption Agreement and any trust agreement, as adopted by the Plan Sponsor and as amended from time to time.

2.22                        “Plan Sponsor” means the entity identified in Section 1.03 of the Adoption Agreement.

2.23                        “Plan Year” means the period identified in Section 1.02 of the Adoption Agreement.

2.24                        “Related Employer” means the Employer and (a) any corporation that is a member of a controlled group of corporations as defined in Code Section 414(b) that includes the Employer and (b) any trade or business that is under common control as defined in Code Section 414(c) that includes the Employer.

2.25                        “Retirement” has the meaning specified in 6.01(f) of the Adoption Agreement.

2.26                        “Separation from Service” means the date that the Participant dies, retires or otherwise has a termination of employment with respect to all entities comprising the Related Employer.  All determinations of whether a Separation from Service has occurred will be made in a manner consistent with Section 409A and the following provisions, to the extent applicable.

A Separation from Service does not occur if the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or such longer period during which the Participant’s right to re-employment is provided by statute or contract.  If the period of leave exceeds six months and the Participant’s right to re-employment is not provided either by statute or contract, a Separation from Service will be deemed to have occurred on the first day following the six-month period.  If the period of leave is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where the impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29 month period of absence may be substituted for the six month period.

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Whether a termination of employment has occurred is based on whether the facts and circumstances, indicate that the Related Employer and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform as an employee after such date would permanently decrease to no more than 20 percent of the average level of bona fide services performed over the immediately preceding 36 month period (or the full period of services to the Related Employer if the employee has been providing services to the Related Employer for less than 36 months). If a Participant continues to provide services to a Related Employer in a capacity other than as an employee, the Participant will not be deemed to have a termination of employment if the Participant is providing services at an annual rate that is at least 50 percent of the services rendered by such individual, on average, during the immediately preceding 36 month period of employment (or such lesser period of employment) and the annual remuneration for such services is at least 50 percent of the average annual remuneration earned during the final 36 calendar months of employment (or such less period of employment).

An independent contractor is considered to have experienced a Separation from Service with the Related Employer upon the expiration of the contract (or, in the case of more than one contract all contracts) under which services are performed for the Related Employer if the expiration constitutes a good-faith and complete termination of the contractual relationship.

If a Participant provides services as both an employee and an independent contractor of the Related Employer, the Participant must separate from service both as an employee and as an independent contractor to be treated as having incurred a Separation from Service.  If a Participant ceases providing services as an independent contractor and begins providing services as an employee, or ceases providing services as an employee and begins providing services as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services in both capacities.

If a Participant provides services both as an employee and as a member of the board of directors of a corporate Related Employer (or an analogous position with respect to a noncorporate Related Employer), the services provided as a director are not taken into account in determining whether the Participant has incurred a Separation from Service as an employee for purposes of a nonqualified deferred compensation plan in which the Participant participates as an employee that is not aggregated under Code Section 409A with any plan in which the Participant participates as a director.

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If a Participant provides services both as an employee and as a member of the board of directors of a corporate related Employer (or an analogous position with respect to a noncorporate Related Employer), the services provided as an employee are not taken into account in determining whether the Participant has experienced a Separation from Service as a director for purposes of a nonqualified deferred compensation plan in which the Participant participates as a director that is not aggregated under Section 409A with any plan in which the Participant participates as an employee.  To give effect to the foregoing provision, the Plan shall maintain separate accounting for the portion of the Participant’s Account attributable to Director deferrals and Employer contributions to Director Accounts, and any related earnings and distributions with respect to such amounts.

2.27                        “Specified Date” means a date specified by the Participant on the deferral agreement which will trigger distribution of the elected portion of the Participant’s Account.

2.28                        “Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Code section 152(b)(i), (b)(2) and (d)(i)(B); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

2.29                        “Valuation Date” means each business day of the Plan Year.

2.30                        “Years of Service” means each one year period for which the Participant receives service credit in accordance with the provisions of Section 7.01(d) of the Adoption Agreement.

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ARTICLE 3 – PARTICIPATION

3.1                               Participation.  The Participants in the Plan shall be those Directors and employees of the Employer who satisfy the requirements of Section 2.01 of the Adoption Agreement.

3.2                               Termination of Participation.  The Administrator may terminate a Participant’s participation in the Plan only in a manner consistent with Code Section 409A.  The Administrator may determine that a Participant that has not had a Separation from Service shall no longer be eligible to participate in the Plan.  If the Administrator terminates a Participant’s eligibility to participate in the Plan prior to the Participant’s Separation from Service, then the Participant’s vested Account balance, if any, shall remain in the Plan and will be paid out in accordance with the terms of this Plan and the applicable deferral election.

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ARTICLE 4 – PARTICIPANT ELECTIONS

4.1                               Deferral Agreement.  If permitted by the Plan Sponsor in accordance with Section 4.01 of the Adoption Agreement, each Eligible Employee and Director may elect to defer his Compensation within the meaning of Section 3.01 of the Adoption Agreement by executing in writing or electronically, a deferral agreement in accordance with rules and procedures established by the Administrator and the provisions of this Article 4.

A new deferral agreement must be timely executed for each Plan Year during which the Eligible Employee or Director desires to defer Compensation.  An Eligible Employee or Director who does not timely execute a deferral agreement shall be deemed to have elected zero deferrals of Compensation for such Plan Year.

A deferral agreement may be changed or revoked during the period specified by the Administrator.  Except as provided in Section 9.3 of the Plan or in Section 4.01(c) of the Adoption Agreement, a deferral agreement becomes irrevocable at the close of the specified period.

4.2                               Amount of Deferral.  An Eligible Employee or Director may elect to defer Compensation in any amount permitted by Section 4.01(a) of the Adoption Agreement.

4.3                               Timing of Election to Defer.  Each Eligible Employee or Director who desires to defer Compensation otherwise payable during a Plan Year must execute a deferral agreement within the period preceding the Plan Year specified by the Administrator.  Each Eligible Employee who desires to defer Compensation that is a Bonus must execute a deferral agreement within the period preceding the Plan Year during which the Bonus is earned that is specified by the Administrator, except that if the Bonus can be treated as Performance Based Compensation as described in Code Section 409A(a)(4)(B)(iii), the deferral agreement may be executed within the period specified by the Administrator, which period, in no event, shall end after the date which is six months prior to the end of the period during which the Bonus is earned, provided that (i) such compensation has not yet become readily ascertainable, and (ii) the Participant has performed services continuously from the later of (y) the beginning of the performance period, or (z) the date the performance goals are established through the date of filing of the deferral agreement.  In addition, if the Compensation qualifies as ‘fiscal year compensation’ within the meaning of Reg. Sec. 1.409A -2(a)(6), the deferral agreement may be made not later than the end of the Employer’s taxable year immediately preceding the first taxable year of the Employer in which any services are performed for which such Compensation is payable.

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Except as otherwise provided below, an employee who is classified or designated as an Eligible Employee during a Plan Year or a Director who is designated as eligible to participate during a Plan Year may elect to defer Compensation otherwise payable during the remainder of such Plan Year in accordance with the rules of this Section 4.3 by executing a deferral agreement within the thirty (30) day period beginning on the date the employee is classified or designated as an Eligible Employee or the date the Director is designated as eligible, whichever is applicable, if permitted by Section 2.01 of the Adoption Agreement.  If Compensation is based on a specified performance period that begins before the Eligible Employee or Director executes his deferral agreement, the election will be deemed to apply to the portion of such Compensation equal to the total amount of Compensation for the performance period multiplied by the ratio of the number of days remaining in the performance period after the election becomes irrevocable and effective over the total number of days in the performance period.

The deferral election cannot apply during the first year that the Participant first becomes eligible to participate in the Plan if the Participant previously was eligible to participate in any other Account Balance Plan.  For purposes of the initial eligibility election, a Participant that previously ceased to be eligible to participate in the Plan will also be treated as being initially eligible to participate in the Plan if the Participant has not been eligible to participate in the Plan (other than the accrual of earnings) at any time during the 24-month period ending on the date the Participant again becomes eligible to participate in the Plan.

4.4                               Election of Payment Schedule and Form of Payment.

All elections of a payment schedule and a form of payment will be made in accordance with rules and procedures established by the Administrator and the provisions of this Section 4.4.

(a)           If the Plan Sponsor has elected to permit annual distribution elections in accordance with Section 6.01(h) of the Adoption Agreement the following rules apply.  At the time an Eligible Employee of Director completes a deferral agreement, the Eligible Employee or Director must elect a distribution event (which includes a specified time) and a form of payment for the Compensation subject to the deferral agreement and for any Employer contributions that may be credited to the Participant’s Account during the Plan Year from among the options the Plan Sponsor has made available for this purpose and which are specified in 6.01(b) of the Adoption Agreement.  If an Eligible Employee or Director fails to elect

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a distribution event, he shall be deemed to have elected Separation from Service as the distribution event.  If he fails to elect a form of payment, he shall be deemed to have elected a lump sum form of payment.

(b)           If the Plan Sponsor has elected not to permit annual distribution elections in accordance with Section 6.01(h) of the Adoption Agreement the following rules apply.  At the time an Eligible Employee or Director first completes a deferral agreement, the Eligible Employee or Director must elect a distribution event (which includes a specified time) and a form of payment for amounts credited to his Account from among the options the Plan Sponsor has made available for this purpose and which are specified in Section 6.01(b) of the Adoption Agreement.  If an Eligible Employee or Director fails to elect a distribution event, such Participant shall be deemed to have elected Separation from Service in the distribution event.  If the Participant fails to elect a form of payment, the Participant shall be deemed to have elected a lump sum form of payment.

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ARTICLE 5 – EMPLOYER CONTRIBUTIONS

5.1                               Matching Contributions.  If elected by the Plan Sponsor in Section 5.01(a) of the Adoption Agreement, the Employer will credit the Participant’s Account with a matching contribution determined in accordance with the formula specified in Section 5.01(a) of the Adoption Agreement.  The matching contribution will be treated as allocated to the Participant’s Account at the time specified in Section 5.01(a)(iii) of the Adoption Agreement.

5.2                               Other Contributions.  If elected by the Plan Sponsor in Section 5.01(b) of the Adoption Agreement, the Employer will credit the Participant’s Account with a contribution determined in accordance with the formula or method specified in Section 5.01(b) of the Adoption Agreement.  The contribution will be treated as allocated to the Participant’s Account at the time specified in Section 5.01(b)(iii) of the Adoption Agreement.

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ARTICLE 6 – ACCOUNTS AND CREDITS

6.1                               Establishment of Account.  For accounting and computational purposes only, the Administrator will establish and maintain an Account on behalf of each Participant which will reflect the credits made pursuant to Section 6.2, distributions or withdrawals, along with the earnings, expenses, gains and losses allocated thereto, attributable to the hypothetical investments made with the amounts in the Account as provided in Article 7.  The Administrator will establish and maintain such other records and accounts, as it decides in its discretion to be reasonably required or appropriate to discharge its duties under the Plan.

6.2                               Credits to Account.  A Participant’s Account will be credited for each Plan Year with the amount of his elective deferrals under Section 4.1 at the time the amount subject to the deferral election would otherwise have been payable to the Participant and the amount of Employer contributions treated as allocated on his behalf under Article 5.

6.3                               Account Statements.  Participants shall receive Plan Account statements at least annually in accordance with procedures established by the Administrator.

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ARTICLE 7 – INVESTMENT OF CONTRIBUTIONS

7.1                               Investment Options.  The amount credited to each Account shall be treated as invested in the investment options designated for this purpose by the Administrator.

7.2                               Adjustment of Accounts.  The amount credited to each Account shall be adjusted for hypothetical investment earnings, expenses, gains or losses in an amount equal to the earnings, expenses, gains or losses attributable to the investment options selected by the party designated in Section 9.01 of the Adoption Agreement from among the investment options provided in Section 7.1.  If permitted by Section 9.01 of the Adoption Agreement, a Participant (or the Participant’s Beneficiary after the death of the Participant) may, in accordance with rules and procedures established by the Administrator, select the investments from among the options provided in Section 7.1 to be used for the purpose of calculating future hypothetical investment adjustments to the Account or to future credits to the Account under Section 6.2 effective as of the Valuation Date coincident with or next following notice to the Administrator.  Each Account shall be adjusted as of each Valuation Date to reflect: (a) the hypothetical earnings, expenses, gains and losses described above; (b) amounts credited pursuant to Section 6.2; and (c) distributions or withdrawals.  In addition, each Account may be adjusted for its allocable share of the hypothetical costs and expenses associated with the maintenance of the hypothetical investments provided in Section 7.1.

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ARTICLE 8 – RIGHT TO BENEFITS

8.1                               Vesting.  A Participant, at all times, has the 100% nonforfeitable interest in the amounts credited to his Account attributable to his elective deferrals made in accordance with Section 4.1.

A Participant’s right to the amounts credited to his Account attributable to Employer contributions made in accordance with Article 5 shall be determined in accordance with the relevant schedule and provisions in Section 7.01 of the Adoption Agreement.

8.2                               Death.  The Plan Sponsor may elect to accelerate vesting upon the death of the Participant in accordance with Section 7.01(c) of the Adoption Agreement and/or to accelerate distributions upon Death in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement.  If the Plan Sponsor does not elect to accelerate distributions upon death in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement, the vested amount credited to the Participant’s Account will be paid in accordance with the provisions of Article 9.

                                                A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries in accordance with rules and procedures established by the Administrator.

A copy of the death notice or other sufficient documentation must be filed with and approved by the Administrator.  If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant’s vested Account, such amount will be paid to his estate (such estate shall be deemed to be the Beneficiary for purposes of the Plan) in accordance with the provisions of Article 9.

8.3                               Disability.  If the Plan Sponsor has elected to accelerate vesting upon the occurrence of a Disability in accordance with Section 7.01(c) of the Adoption Agreement and/or to permit distributions upon Disability in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement, the determination of whether a Participant has incurred a Disability shall be made by the Administrator in a manner consistent with the requirements of Section 409A.

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ARTICLE 9 – DISTRIBUTION OF BENEFITS

9.1                               Amount of Benefits.  The vested amount credited to a Participant’s Account as determined under Articles 6, 7 and 8 shall determine and constitute the basis for the value of benefits payable to the Participant under the Plan.

9.2                               Method and Timing of Distributions.  Except as otherwise provided in this Article 9, distributions under the Plan shall be made in accordance with the elections made or deemed made by the Participant under Article 4.  Subject to the provisions of Section 9.6 requiring a six month delay for certain distributions to Key Employees, distributions following a payment event shall commence at the time specified in Section 6.01(a) of the Adoption Agreement.  If permitted by Section 6.01(g) of the Adoption Agreement, a Participant may elect, at least twelve months before a scheduled distribution event, to delay the payment date for a minimum period of sixty months from the originally scheduled date of payment.  The distribution election change must be made in accordance with procedures and rules established by the Administrator.  The Participant may, at the same time the date of payment is deferred, change the form of payment but such change in the form of payment may not effect an acceleration of payment in violation of Code Section 409A or the provisions of Reg. Sec. 1.409A-2(b).  For purposes of this Section 9.2, a series of installment payments is always treated as a single payment and not as a series of separate payments.

Notwithstanding anything to the contrary set forth herein, in accordance with the transition relief available under IRS Notice 2007-86 and any applicable procedures established by the Administrator, a Participant may at any time on or before December 31, 2008, upon approval of the Administrator, elect to change his or her prior election with respect to the time and/or form of payment of all or any portion of the Participant’s Account balance, and may make separate election changes with respect to portions of the Account balance attributable to amounts deferred for different Plan Years.  Such election changes may apply only to that portion of the Account balance that would not otherwise be payable in the year such election is made, and may not cause any portion of the Account balance to be paid in the year such election is made that would not otherwise be payable in such year.  Such election changes shall be made by filing a new election form with the Administrator on or before December 31, 2008, in such form as the Administrator may determine.

9.3                               Unforeseeable Emergency.  A Participant may request a distribution due to an Unforeseeable Emergency if the Plan Sponsor has elected to permit Unforeseeable Emergency withdrawals under Section 8.01(a) of the

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Adoption Agreement.  The request must be in writing and must be submitted to the Administrator along with evidence that the circumstances constitute an Unforeseeable Emergency. The Administrator has the discretion to require whatever evidence it deems necessary to determine whether a distribution is warranted, and may require the Participant to certify that the need cannot be reasonably met from other sources.   Whether a Participant has incurred an Unforeseeable Emergency will be determined by the Administrator on the basis of the relevant facts and circumstances in its sole discretion, but, in no event, will an Unforeseeable Emergency be deemed to exist if the hardship can be relieved:  (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant’s assets to the extent such liquidation would not itself cause severe financial hardship, or (c) by cessation of deferrals under the Plan.  A distribution due to an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need and may include any amounts necessary to pay any federal, state or local income tax penalties reasonably anticipated to result from the distribution.  The distribution will be made in the form of a single lump sum cash payment.  If permitted by Section 8.01(b) of the Adoption Agreement, a Participant’s deferral elections for the remainder of the Plan Year will be cancelled upon a withdrawal due to an Unforeseeable Emergency.  If the payment of all or any portion of the Participant’s vested Account is being delayed in accordance with Section 9.6 at the time he experiences an Unforeseeable Emergency, the amount being delayed shall not be subject to the provisions of this Section 9.3 until the expiration of the six month period of delay required by section 9.6.

9.4                               Payment Election Overrides.  If the Plan Sponsor has elected one or more payment election overrides in accordance with Section 6.01(d) of the Adoption Agreement, the following provisions apply.  Upon the occurrence  of the first event selected by the Plan Sponsor, the remaining vested amount credited to the Participant’s Account shall be paid in the form designated by the Participant or his Beneficiary regardless of whether the Participant had made different elections of time and/or form of payment or whether the Participant was receiving installment payments at the time of the event.

9.5                               Cashouts Of Amounts Not Exceeding Stated Limit.  If the vested amount credited to the Participant’s Account does not exceed the limit established for this purpose by the Plan Sponsor in Section 6.01(e) of the Adoption Agreement at the time he separates from service with the Related Employer for any reason, the Employer shall distribute such amount to the Participant at the time specified in Section 6.01(a) of the Adoption Agreement in a single lump sum cash payment following such termination regardless of whether the Participant had made different elections of time or form of payment as to the vested amount credited to his Account or whether the Participant was receiving installments at the time of such termination.  A Participant’s Account, for purposes of this Section 9.5, shall include any amounts described in Section 1.3.

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9.6                               Required Delay in Payment to Key Employees.  Except as otherwise provided in this Section 9.6, a distribution made on account of Separation from Service (or Retirement, if applicable) to a Participant who is a Key Employee as of the date of his Separation from Service (or Retirement, if applicable) shall not be made before the date which is six months after the Separation from Service (or Retirement, if applicable).

(a) A Participant is treated as a Key Employee if (i) he is employed by a Related Employer any of whose stock is publicly traded on an established securities market, and (ii) he satisfies the requirements of Code Section 416(i)(1)(A)(i), (ii) or (iii), determined without regard to Code Section 416(i)(5), at any time during the twelve month period ending on the Identification Date, which would generally include:

(i)            An officer of an Employer having an annual compensation greater than $130,000, as adjusted at the same time and in the same manner as under Section 415(d) of the Code, except that the base period shall be the calendar quarter beginning July 1, 2001 (which amount is $135,000 for the Plan Year beginning January 1, 2005, $140,000 for the Plan Year beginning January 1, 2006, and $145,000 for the Plan Year beginning January 1, 2007).  Not more than fifty (50) employees or, if less, the greater of three (3) employees or ten percent (10%) of the Employer’s employees shall be considered as officers for purposes of this subsection.

(ii)           A five percent owner of the Employer.

(iii)          A one percent owner of the Employer having an annual Compensation from the Employer of more than $150,000.

Whether an Employee is a five percent owner or a one percent owner shall be determined in accordance with Section 416(i)(1)(B) of the Code.

(b) A Participant who is a Key Employee on an Identification Date shall be treated as a Key Employee for purposes of the six month delay in distributions for the twelve month period beginning on the first day of a month no later than the fourth month following the Identification Date.  The Identification Date and the effective date of the delay in distributions shall be determined in accordance with Section 1.06 of the Adoption Agreement.

(c) The Plan Sponsor may elect to apply an alternative method to identify Participants who will be treated as Key Employees for purposes of the six month delay in distributions if the method satisfies each of the following requirements.  The alternative method is reasonably designed to include

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all Key Employees, is an objectively determinable standard providing no direct or indirect election to any Participant regarding its application, and results in either all Key Employees or no more than 200 Key Employees being identified in the class as of any date.  Use of an alternative method that satisfies the requirements of this Section 9.6(c ) will not be treated as a change in the time and form of payment for purposes of Reg. Sec. 1.409A-2(b).

(d) The six month delay does not apply to payments described in Section 13.9 or to payments that occur after the death of the Participant.  If the payment of all or any portion of the Participant’s vested Account is being delayed in accordance with this Section 9.6 at the time he incurs a Disability which would otherwise require a distribution under the terms of the Plan, no amount shall be paid until the expiration of the six month period of delay required by this Section 9.6.

9.7                               Change in Control.  If the Plan Sponsor has elected to permit distributions upon a Change in Control, the following provisions shall apply.  A distribution made upon a Change in Control will be made at the time specified in Section 6.01(a) of the Adoption Agreement in the form elected by the Participant in accordance with the procedures described in Article 4.  Alternatively, if the Plan Sponsor has elected in accordance with Section 11.02 of the Adoption Agreement to require distributions upon a Change in Control, the Participant’s remaining vested Account shall be paid to the Participant or the Participant’s Beneficiary at the time specified in Section 6.01(a) of the Adoption Agreement as a single lump sum payment.  A Change in Control, for purposes of the Plan, will occur upon a change in the ownership of the Plan Sponsor, a change in the effective control of the Plan Sponsor or a change in the ownership of a substantial portion of the assets of the Plan Sponsor, but only if elected by the Plan Sponsor in Section 11.03 of the Adoption Agreement.  The Plan Sponsor, for this purpose, includes any corporation identified in this Section 9.7.  All distributions made in accordance with this Section 9.7 are subject to the provisions of Section 9.6.

If a Participant continues to make deferrals in accordance with Article 4 after he has received a distribution due to a Change in Control, the residual amount payable to the Participant shall be paid at the time and in the form specified in the elections he makes in accordance with Article 4 or upon his death or Disability as provided in Article 8.

Whether a Change in Control has occurred will be determined by the Administrator in accordance with the rules and definitions set forth in this Section 9.7.  A distribution to the Participant will be treated as occurring upon a Change in Control if the Plan Sponsor terminates the Plan in accordance with Section 10.2 and distributes the Participant’s benefits within twelve months of a Change in Control as provided in Section 10.3.

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(a)                      Relevant Corporations.  To constitute a Change in Control for purposes of the Plan, the event must relate to (i) the corporation for whom the Participant is performing services at the time of the Change in Control, (ii) the corporation that is liable for the payment of the Participant’s benefits under the Plan (or all corporations liable if more than one corporation is liable) but only if either the deferred compensation is attributable to the performance of services by the Participant for such corporation (or corporations) or there is a bona fide business purpose for such corporation (or corporations) to be liable for such payment and, in either case, no significant purpose of making such corporation (or corporations) liable for such payment is the avoidance of federal income tax, or (iii) a corporation that is a majority shareholder of a corporation identified in (i) or (ii), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in (i) or (ii).  A majority shareholder is defined as a shareholder owning more than fifty percent (50%) of the total fair market value and voting power of such corporation.

(b)                     Stock Ownership.  Code Section 318(a) applies for purposes of determining stock ownership.  Stock underlying a vested option is considered owned by the individual who owns the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option).  If, however, a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation Section 1.83-3(b) and (j)) the stock underlying the option is not treated as owned by the individual who holds the option.

(c)                      Change in the Ownership of a Corporation.  A change in the ownership of a corporation occurs on the date that any one person or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation.  If any one person or more than one person acting as a proxy is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation as discussed below in Section 9.7(d)).  An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in

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exchange for property will be treated as an acquisition of stock.  Section 9.7(c) applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction.  For purposes of this Section 9.7(c), persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time or as a result of a public offering.  Persons will, however, be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation.  If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(d)                     Change in the effective control of a corporation.  A change in the effective control of a corporation occurs on the date that either (i) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing thirty (30%) or more of the total voting power of the stock of such corporation, or (ii) a majority of members of the corporation’s board of directors is replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, provided that for purposes of this paragraph (ii), the term corporation refers solely to the relevant corporation identified in Section 9.7(a) for which no other corporation is a majority shareholder for purposes of Section 9.7(a).  In the absence of an event described in Section 9.7(d)(i) or (ii), a change in the effective control of a corporation will not have occurred.  A change in effective control may also occur in any transaction in which either of the two corporations involved in the transaction has a change in the ownership of such corporation as described in Section 9.7(c) or a change in the ownership of a substantial portion of the assets of such corporation as described in Section 9.7(e).  If any one person, or more than one person acting as a group, is considered to effectively control a corporation within the meaning of this Section 9.7(d), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation or to cause a change in the ownership of the corporation within the meaning of Section 9.7(c).  For purposes of this Section 9.7(d), persons will or will not be considered to be acting as a group in accordance with

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rules similar to those set forth in Section 9.7(c) with the following exception.  If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(e)                      Change in the ownership of a substantial portion of a corporation’s assets.  A change in the ownership of a substantial portion of a corporation’s assets occurs on the date that any one person, or more than one person acting as a group (as determined in accordance with rules similar to those set forth in Section 9.7(d)), acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the corporation of the value of the assets being disposed of determined without regard to any liabilities associated with such assets.  There is no Change in Control event under this Section 9.7(e) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer.  A transfer of assets by a corporation is not treated as a change in ownership of such assets if the assets are transferred to (i) a shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the corporation, or (iv) an entity, at least fifty (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 9.7(e)(iii).  For purposes of the foregoing, and except as otherwise provided, a person’s status is determined immediately after the transfer of assets.

9.8                               Permissible Delays in Payment.  Distributions may be delayed beyond the date payment would otherwise occur in accordance with the provisions of Articles 8 and 9 in any of the following circumstances as long as the Employer treats all payments to similarly situated Participants on a reasonably consistent basis.

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(a)                        The Employer may delay payment if it reasonably anticipates that its deduction with respect to such payment would be limited or eliminated by the application of Code Section 162(m).  Payment must be made during the Participant’s first taxable year in which the Employer reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year the deduction of such payment will not be barred by the application of Code Section 162(m) or during the period beginning with the Participant’s Separation from Service and ending on the later of the last day of the Employer’s taxable year in which the Participant separates from service or the 15th day of the third month following the Participant’s Separation from Service.  If a scheduled payment to a Participant is delayed in accordance with this Section 9.8(a), all scheduled payments to the Participant that could be delayed in accordance with this Section 9.8(a) will also be delayed.

(b)                       The Employer may also delay payment if it reasonably anticipates that the making of the payment will violate federal securities laws or other applicable laws provided payment is made at the earliest date on which the Employer reasonably anticipates that the making of the payment will not cause such violation.

(c)                        The Employer reserves the right to amend the Plan to provide for a delay in payment upon such other events and conditions as the Secretary of the Treasury may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

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ARTICLE 10 – AMENDMENT AND TERMINATION

10.1                        Amendment by Plan Sponsor.  The Plan Sponsor reserves the right to amend the Plan (for itself and each Employer) through action of its Board of Directors.  No amendment can directly or indirectly deprive any current or former Participant or Beneficiary of all or any portion of his Account which had accrued and become vested prior to the amendment.

10.2                        Plan Termination Following Change in Control or Corporate Dissolution.  If so elected by the Plan Sponsor in 11.01 of the Adoption Agreement, the Plan Sponsor reserves the right to terminate the Plan and distribute all amounts credited to all Participant Accounts within the 30 days preceding or the twelve months following a Change in Control as determined in accordance with the rules set forth in Section 9.7. For this purpose, the Plan will be treated as terminated only if all agreements, methods, programs and other arrangements sponsored by the Related Employer immediately after the Change in Control which are treated as a single plan under Reg. Sec. 1.409A-1(c)(2) are also terminated so that all participants under the Plan and all similar arrangements are required to receive all amounts deferred under the terminated arrangements within twelve months of the date the Plan Sponsor irrevocably takes all necessary action to terminate the arrangements. In addition, the Plan Sponsor reserves the right to terminate the Plan within twelve months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U. S. C. Section 503(b)(1)(A) provided that amounts deferred under the Plan are included in the gross incomes of Participants in the latest of (a) the calendar year in which the termination occurs, (b) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or (c) the first calendar year in which payment is administratively practicable.

10.3                        Other Plan Terminations.  The Plan Sponsor retains the discretion to terminate the Plan if (a) all arrangements sponsored by the Plan Sponsor that would be aggregated with any terminated arrangement under  Code Section 409A and Reg. Sec. 1.409A-1(c)(2) are terminated, (b) no payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within twelve months of the termination of the arrangements, (c) all payments are made within twenty-four months of the termination of the arrangements, (d) the Plan Sponsor does not adopt a new arrangement that would be aggregated with any terminated arrangement under Code Section 409A and the regulations thereunder at any time within the three year period following the date of termination of the arrangement, and (e) the termination does not occur proximate to a downturn in the financial health of the Plan sponsor.  The Plan Sponsor also reserves the right to amend

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the Plan to provide that termination of the Plan will occur under such conditions and events as may be prescribed by the Secretary of the Treasury in generally applicable guidance published in the Internal Revenue Bulletin.

10.4                        Plan Suspension.  The Plan may be suspended or “frozen” at any time by the Plan Sponsor with respect to new contributions.  In the event that the Plan is suspended or “frozen,” benefits shall be held in the Plan and paid out in accordance with the terms of the Plan and any applicable deferral election.

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ARTICLE 11 – THE TRUST

11.1                        Establishment of Trust.  The Plan Sponsor may but is not required to establish a trust to hold amounts which the Plan Sponsor may contribute from time to time to correspond to some or all amounts credited to Participants under Section 6.2.  If the Plan Sponsor elects to establish a trust in accordance with Section 10.01 of the Adoption Agreement, the provisions of Sections 11.2 and 11.3 shall become operative.

11.2                        Grantor Trust.  Any trust established by the Plan Sponsor shall be between the Plan Sponsor and a trustee pursuant to a separate written agreement under which assets are held, administered and managed, subject to the claims of the Plan Sponsor’s creditors in the event of the Plan Sponsor’s insolvency.  The trust is intended to be treated as a grantor trust under the Code, and the establishment of the trust shall not cause the Participant to realize current income on amounts contributed thereto.  The Plan Sponsor must notify the trustee in the event of a bankruptcy or insolvency.

11.3                        Investment of Trust Funds.  Any amounts contributed to the trust by the Plan Sponsor shall be invested by the trustee in accordance with the provisions of the trust and the instructions of the Administrator.  Trust investments need not reflect the hypothetical investments selected by Participants under Section 7.1 for the purpose of adjusting Accounts and the earnings or investment results of the trust need not affect the hypothetical investment adjustments to Participant Accounts under the Plan.

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ARTICLE 12 – PLAN ADMINISTRATION

12.1                        Powers and Responsibilities of the Administrator.  The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA.  The Administrator’s powers and responsibilities include, but are not limited to, the following:

(a)	To make and enforce such rules and procedures as it deems necessary or proper for the efficient administration of the Plan;

(b)	To interpret the Plan, its interpretation thereof to be final, except as provided in Section 12.2, on all persons claiming benefits under the Plan;

(c)	To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

(d)	To administer the claims and review procedures specified in Section 12.2;

(e)	To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

(f)	To determine the person or persons to whom such benefits will be paid;

(g)	To authorize the payment of benefits;

(h)	To comply with the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA;

(i)	To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;

(j)	By written instrument, to allocate and delegate its responsibilities, including the formation of an Administrative Committee to administer the Plan.

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12.2        Claims and Review Procedures.

(a)           Claims Procedure.

If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator.  If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing.  Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the person’s right to bring a civil action  following an adverse decision on review.  Such notification will be given within 90 days (45 days in the case of a claim regarding Disability) after the claim is received by the Administrator.  The Administrator may extend the period for providing the notification by 90 days (30 days in the case of a claim regarding Disability) if special circumstances require an extension of time for processing the claim and if written notice of such extension and circumstance is given to such person within the initial 90 day period (45 day period in the case of a claim regarding Disability).  If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

(b)           Review Procedure.

Within 60 days (180 days in the case of a claim regarding Disability) after the date on which a person receives a written notification of denial of claim (or, if written notification is not provided, within 60 days (180 days in the case of a claim regarding Disability) of the date denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator.  The Administrator will notify such person of its decision in writing.  Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions.  The notification will explain that the person is entitled to receive, upon request and free of charge,

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reasonable access to and copies of all pertinent documents and has the right to bring a civil action following an adverse decision on review.  The decision on review will be made within 60 days (45 days in the case of a claim regarding Disability).  The Administrator may extend the period for making the decision on review by 60 days (45 days in the case of a claim regarding Disability) if special circumstances require an extension of time for processing the request such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period (45 days in the case of a claim regarding Disability).  If the decision on review is not made within such period, the claim will be considered denied.

No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described above, (ii) has been notified by the Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described above, and (iv) has been notified in writing that the Administrator has denied the appeal.

12.3                        Plan Administrative Costs.  All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator in administering the Plan shall be paid by Plan to the extent not paid by the Employer.

12.4                        No Discretionary Distributions.  Except as expressly provided herein, the Administrator shall not exercise discretion with respect to the timing or form of distributions from the Plan, but shall make distributions at the time and in the form elected by the Participant or as otherwise specified in the Plan.  Notwithstanding anything to the contrary set forth herein, the Administrator retains the right, in its sole discretion, to delay or accelerate distributions under the Plan to the extent permitted by Section 409A.

12.5                        Permitted Acceleration of Payment.  The Administrator may permit acceleration of the time or schedule of any payment or amount scheduled to be paid pursuant to a payment under the Plan provided such acceleration would be permitted by the provisions of Reg. Sec. 1.409A-3(j)(4), including the following events:

(a)

Domestic Relations Order. A payment may be accelerated if such payment is made to an alternate payee pursuant to and following the receipt and qualification of a domestic relations order as defined in Section 414(p) of the Code.

(b)	Compliance with Ethics Agreements and Legal Requirements. A payment may be accelerated as may be necessary to comply

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with ethics agreements with the Federal government or as may be reasonably necessary to avoid the violation of Federal, state, local or foreign ethics law or conflicts of laws, in accordance with the requirements of Section 409A.

(c)

De Minimis Amounts.  A payment will be accelerated if (i) the amount of the payment is not greater than the applicable dollar amount under Section 402(g)(1)(B) of the Code, (ii) at the time the payment is made the amount constitutes the Participant’s entire interest under the Plan and all other Account Balance Plans.

(d)

FICA Tax.  A payment may be accelerated to the extent required to pay the Federal Insurance Contributions Act tax imposed under Sections 3101, 3121(a) and 3121(v)(2) of the Code with respect to compensation deferred under the Plan (the “FICA Amount”).  Additionally, a payment may be accelerated to pay the income tax on wages imposed under Section 3401 of the Code on the FICA Amount and to pay the additional income tax at source on wages attributable to the pyramiding Section 3401 wages and taxes.  The total payment under this subsection (d) may not exceed the aggregate of the FICA Amount and the income tax withholding related to the FICA Amount.

(e)

Section 409A Additional Tax.  A payment may be accelerated if the Plan fails to meet the requirements of Section 409A; provided that such payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A.

(f)

Offset.  A payment may be accelerated in the Administrator’s discretion as satisfaction of a debt of the Participant to the Employer, where such debt is incurred in the ordinary course of the service relationship between the Participant and the Employer, the entire amount of the reduction in any of the Employer’s taxable years does not exceed $5,000, and the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.

(g)	Other Events. A payment may be accelerated in the Administrator’s discretion in connection with such other events and conditions as permitted by Section 409A.

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ARTICLE 13 – SECURITIES LAWS COMPLIANCE

13.1                        Designation of Participants.  Notwithstanding anything to the contrary set forth herein, with respect to any Director, only the Board or its Compensation Committee may designate such Director as eligible to participate in the Plan.

13.2                        Action by Administrator.  With respect to any Participant who is then subject to Section 16 of the Exchange Act, notwithstanding anything to the contrary set forth herein, any function of the Administrator under the Plan relating to such Participant shall be performed solely by the Board or its Compensation Committee, if and to the extent required to ensure the availability of an exemption under Section 16 of the Exchange Act for any transaction relating to such Participant under the Plan.

13.3                        Compliance with Section 16.  Notwithstanding any other provision of the Plan or any rule, instruction, election form or other form, the Plan and any such rule, instruction or form shall be subject to any additional conditions or limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, such provision, rule, instruction or form shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

13.4                        Capitalization Changes.  In the event of capitalization changes affecting the Plan Sponsor’s common stock, the Board or its Compensation Committee shall make an appropriate and equitable adjustment to the number of Plan Sponsor shares credited to the Director’s Account.

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ARTICLE 14 – MISCELLANEOUS

14.1                        Unsecured General Creditor of the Employer.  Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer.  For purposes of the payment of benefits under the Plan, any and all of the Employer’s assets shall be, and shall remain, the general, unpledged, unrestricted assets of the Employer.  Each Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

14.2                        Employer’s Liability.  Each Employer’s liability for the payment of benefits under the Plan shall be defined only by the Plan and by the deferral agreements entered into between a Participant and the Employer.  An Employer shall have no obligation or liability to a Participant under the Plan except as provided by the Plan and a deferral agreement or agreements.  An Employer shall have no liability to Participants employed by other Employers.

14.3                        Limitation of Rights.  Neither the establishment of the Plan, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to the Participant or any other person any legal or equitable right against the Employer, the Plan or the Administrator, except as provided herein; and in no event will the terms of employment or service of the Participant be modified or in any way affected hereby.

14.4                        Anti-Assignment.  Except as may be necessary to fulfill a domestic relations order within the meaning of Code Section 414(p), none of the benefits or rights of a Participant or any Beneficiary of a Participant shall be subject to the claim of any creditor.  In particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of the Participant and his or her Beneficiary.  Neither the Participant nor his or her Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the payments which he or she may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary to receive death benefits provided hereunder.

14.5                        Facility of Payment.  If the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may direct the Employer to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care

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and control of such recipient. The receipt by such person or institution of any such payments therefore, and any such payment to the extent thereof, shall discharge the liability of the Employer, the Plan and the Administrator  for the payment of benefits hereunder to such recipient.

14.6                        Notices.  Any notice or other communication to the Employer or Administrator in connection with the Plan shall be deemed delivered in writing if addressed to the Plan Sponsor at the address specified in Section 1.03 of the Adoption Agreement and if either actually delivered at said address or, in the case or a letter, 5 business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified.

14.7                        Tax Withholding.  If the Employer concludes that tax is owing with respect to any deferral or payment hereunder, the Employer shall withhold such amounts from any payments due the Participant, as permitted by law, or otherwise make appropriate arrangements with the Participant or his Beneficiary for satisfaction of such obligation.  Tax, for purposes of this Section 14.7 means any federal, state, local or any other governmental income tax, employment or payroll tax, excise tax, or any other tax or assessment owing with respect to amounts deferred, any earnings thereon, and any payments made to Participants under the Plan.  By electing to make a deferral under this Plan, the Participant authorizes any required withholding from, at the Employer’s election, distributions and any other amounts payable to the Participant, and the Participant otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Employer, if any, which arise in connection with payments from this Plan.  Unless the tax withholding obligations of the Employer are satisfied, the Employer shall have no obligation to make distributions under this Plan.  For each Plan Year in which a deferral amount is being contributed to the Plan, if applicable, the Employer shall withhold from that portion of the Participant’s Compensation that is not being deferred, in a manner determined by the Employer, the Participant’s share of FICA and other employment taxes on such deferral amount.  If necessary, the Employer may reduce the deferral amount in order to comply with this Section 14.7.

14.8                        Indemnification.  Each Employer shall indemnify and hold harmless each employee, officer, or director of an Employer to whom is delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him (including but not limited to reasonable attorney fees) which arise as a result of his actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by an Employer. Notwithstanding the foregoing, an Employer shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless

2

the Employer consents in writing to such settlement or compromise.  Indemnification under this Section 13.8 shall not be applicable to any person if the cost, loss, liability, or expense is due to the person’s gross negligence, fraud or willful misconduct or if the person refuses to assist in the defense of the claim against him.

14.9                        Successors.  The provisions of this Plan shall bind and inure to the benefit of the Plan Sponsor, the Participant’s Employer and their successors and assigns and the Participant and the Participant’s designated Beneficiaries.

14.10                 Validity.  In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

14.11                 Scrivener’s Error.  Notwithstanding any other provision of this Plan to the contrary, if there is a scrivener’s error in properly transcribing this Plan document, it shall not be a violation of the Plan terms to operate the Plan in accordance with its proper provisions, rather than in accordance with the terms of the Plan document, pending correction of the Plan document through an amendment.  In addition, any provisions of the Plan document improperly added as a result of scrivener’s error shall be considered null and void as of the date such error occurred.

14.12                 Disclaimer.  It is the Plan Sponsor’s intention that this arrangement comply with the requirements of Section 409A.  Notwithstanding the foregoing or anything else to the contrary in the Plan, neither the Plan Sponsor nor any Employer shall have any liability to any Participant should any provision of the Plan fail to satisfy the requirements of Section 409A.

14.13                 Governing Law.  The Plan will be construed, administered and enforced according to the laws of the State specified by the Plan Sponsor in Section 12.01 of the Adoption Agreement.

3

AMYLIN PHARMACEUTICALS, INC.

2001 NON-QUALIFIED DEFERRED COMPENSATION PLAN

ADOPTION AGREEMENT

Capitalized terms not otherwise defined herein have the meanings set forth in the Amylin Pharmaceuticals, Inc. 2001 Non-Qualified Deferred Compensation Plan document

1.01        PREAMBLE

By the execution of this Adoption Agreement the Plan Sponsor hereby [complete (a) or (b)]

(a)   ☐    adopts a new plan as of                        [month, day, year]

(b)   ☒   amends and restates its existing plan as of 01/01/2008  [month, day, year] which is the Amendment Effective Date.  All deferrals made under the existing plan prior to the Amendment Effective Date shall also be governed by the terms of this amended and restated Plan on and after the Amendment Effective Date.

Original Effective Date:  04/01/2000 [month, day, year]

Pre-409A Grandfathering:      ☐ Yes      ☒ No

1.02        PLAN

Plan Name: Amylin Pharmaceuticals, Inc. 2001 Non-Qualified Deferred Compensation Plan

Plan Year:  the annual period ending 12/31

1.03        PLAN SPONSOR

Name:	Amylin Pharmaceuticals, Inc.
Address:	9360 Towne Center Drive, San Diego, CA 92121
Phone # :	(858) 309-7529
EIN:	33-0266089
Fiscal Yr:	Ends 12/31

Is stock of the Plan Sponsor, any Employer or any Related Employer publicly traded on an established securities market?

☒ Yes	☐ No

1.04        EMPLOYER

The following entities have been authorized by the Plan Sponsor to participate in and have adopted the Plan (insert “Not Applicable” if none have been authorized):

Entity	Publicly Traded on Est. Securities Market

	Yes	No
Amylin Pharmaceuticals, Inc.	☒	☐
	☐	☐
	☐	☐
	☐	☐
	☐	☐
	☐	☐

1.05                        ADMINISTRATOR

The Plan Sponsor has designated the following party or parties to be responsible for the administration of the Plan prior to a Change in Control.  From and after any Change in Control, responsibility for administration of the Plan shall be as set forth on Appendix C.

Name:	Amylin Pharmaceuticals, Inc.
Address:	9360 Towne Center Drive, San Diego, CA 92121

Note:                 The Administrator is the person or persons designated by the Plan Sponsor to be responsible for the administration of the Plan.  Neither Fidelity Employer Services Company nor any other Fidelity affiliate can be the Administrator.

1.06                        KEY EMPLOYEE DETERMINATION DATES

The Employer has designated December 31        as the Identification Date for purposes of determining Key Employees.

In the absence of a designation, the Identification Date is December 31.

The Employer has designated April 1        as the effective date for purposes of applying the six month delay in distributions to Key Employees.

In the absence of a designation, the effective date is the first day of the fourth month following the Identification Date.

2.01                        PARTICIPATION

(a)  ☒    Employees [complete (i), (ii) or (iii)]

(i)    ☐    Eligible Employees are selected by the Employer.

(ii)   ☒   Eligible Employees are those employees of the Employer who satisfy the following criteria:

The Employer shall determine in its sole discretion the Employees who may participate in the Plan, which may include Employees internally designated as “directors” or higher and whose compensation exceeds the amount defined in Section 414(q) of the Internal Revenue Code by at least $10,000.

(iii)  ☐   Employees are not eligible to participate.

(b)  ☒    Directors [complete (i), (ii) or (iii)]

(i)    ☒   All Directors who are non-employee board members are eligible to participate.

(ii)   ☐   Only Directors selected by the Employer are eligible to participate.

(iii)  ☐   Directors are not eligible to participate.

3.01        COMPENSATION

For purposes of determining Participant contributions under Article 4 and Employer contributions under Article 5, Compensation shall be defined in the following manner [complete (a) or (b) and select (c) and/or (d), if applicable]:

(a)	☒	Employee Compensation is defined as:

the Eligible Employee’s “Base Salary” and “Employee Performance Bonus.”

•      “Base Salary” shall mean the Eligible Employee’s base pay including any severance benefit payments made on or before termination of employment, but excluding incentive pay, premium pay, commissions, overtime, bonuses, other forms of variable compensation, and any post-termination severance benefit payments.

•      “Employee Performance Bonus” shall mean the Eligible Employee’s bonus which is determined based upon the Eligible Employee’s and/or the Employer’s achievement of performance goals over a designated performance period.

(b)	☐	Compensation as defined in [insert name of qualified plan] without regard to the limitation in Section 401(a)(17) of the Code for such Plan Year.

(c)	☒	Director Compensation is defined as:

All cash fees paid to Directors by an Employer

(d)	☐	Compensation shall, for all Plan purposes, be limited to $ .

(e)	☐	Not Applicable.

3.02                        BONUSES

Compensation, as defined in Section 3.01 of the Adoption Agreement, includes the following type of bonuses:

Type	Will be treated as Performance Based Compensation

	Yes	No
Employee Performance Bonus	☒	☐
	☐	☐
	☐	☐
	☐	☐
	☐	☐

☐	Not Applicable.

4.01        PARTICIPANT CONTRIBUTIONS

If Participant contributions are permitted, complete (a), (b), and (c).  Otherwise complete (d).

(a)           Amount of Deferrals

A Participant may elect within the period specified in Section 4.01(b) of the Adoption Agreement to defer the following amounts of remuneration.  For each type of remuneration listed, complete “dollar amount” and / or “percentage amount”.

(i)             Compensation Other than Bonuses [do not complete if you complete (iii)]

	Dollar Amount		% Amount
Type of Remuneration	Min	Max	Min	Max	Increment
(a) Base Salary			0%	80%	1%
(b)
(c)

Note:  The increment is required to determine the permissible deferral amounts.  For example, a minimum of 0% and maximum of 20% with a 5% increment would allow an individual to defer 0%, 5%, 10%, 15% or 20%.

(ii)          Bonuses [do not complete if you complete (iii)]

	Dollar Amount		% Amount
Type of Bonus	Min	Max	Min	Max	Increment
(a) Employee Performance Bonus			0%	80%	1%
(b)
(c)

(iii)       Compensation [do not complete if you completed (i) and (ii)]

Dollar Amount		% Amount
Min	Max	Min	Max	Increment

(iv)      Director Compensation

	Dollar Amount		% Amount
Type of Compensation	Min	Max	Min	Max	Increment
Cash Fees			0%	100%	1%
Other:
Other:

(b)           Election Period

(i)    Performance Based Compensation

A special election period

☐	Does	☒	Does Not

apply to each eligible type of performance based compensation referenced in Section 3.02 of the Adoption Agreement.

The special election period, if applicable, will be determined by the Employer.

(ii)          Newly Eligible Participants

An employee or Director who is classified or designated as an Eligible Employee or Director during a Plan Year

☒	May	☐	May Not

elect to defer Compensation earned during the remaining eligible period of the Plan Year by completing a deferral agreement within the 30 day period beginning on the date he is eligible to participate in the Plan.  Such election shall become effective commencing with the first day of the first quarterly period that commences following the effective date of the deferral election.

(c)                                  Revocation of Deferral Agreement

A Participant’s deferral agreement

☒	Will
☐	Will Not

be cancelled for the remainder of any Plan Year during which he receives a hardship distribution of elective deferrals from a qualified cash or deferred arrangement maintained by the Employer.  If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.

(d)                                  No Participant Contributions

☐                          Participant contributions are not permitted under the Plan.

5.01                        EMPLOYER CONTRIBUTIONS

If Employer contributions are permitted, complete (a) and/or (b).  Otherwise complete (c).

(a)                                  Matching Contributions

(i)             Amount

For each Plan Year, the Employer shall make a Matching Contribution on behalf of each Participant who defers Compensation for the Plan Year and satisfies the requirements of Section 5.01(a)(ii) of the Adoption Agreement equal to [complete the ones that are applicable]:

(A)	☐	[insert percentage] of the Compensation the Participant has elected to defer for the Plan Year

(B)	☐	An amount determined by the Employer in its sole discretion

(C)	☐	Matching Contributions for each Participant shall be limited to $ and/or % of Compensation.

(D)	☐	Other:

(E)	☐	Not Applicable [Proceed to Section 5.01(b)]

(ii)    Eligibility for Matching Contribution

A Participant who defers Compensation for the Plan Year shall receive an allocation of Matching Contributions determined in accordance with Section 5.01(a)(i) provided he satisfies the following requirements [complete the ones that are applicable]:

(A) ☐	Describe requirements:

(B) ☐	Is selected by the Employer in its sole discretion to receive an allocation of Matching Contributions

(C) ☐	No requirements

(iii)       Time of Allocation

Matching Contributions, if made, shall be treated as allocated [select one]:

(A) ☐	As of the last day of the Plan Year

(B) ☐	At such times as the Employer shall determine in it sole discretion

(C) ☐	At the time the Compensation on account of which the Matching Contribution is being made would otherwise have been paid to the Participant

(D) ☐	Other:

(b)           Other Contributions

(i)    Amount

The Employer shall make a contribution on behalf of each Participant who satisfies the requirements of Section 5.01(b)(ii) equal to [complete the ones that are applicable]:

(A) ☐	An amount equal to [insert number] % of the Participant’s Compensation

(B) ☒	An amount determined by the Employer in its sole discretion

(C) ☐	Contributions for each Participant shall be limited to $

(D) ☐	Other:

(E) ☐	Not Applicable [Proceed to Section 6.01]

(ii)          Eligibility for Other Contributions

A Participant shall receive an allocation of other Employer contributions determined in accordance with Section 5.01(b)(i) for the Plan Year if he satisfies the following requirements [complete the one that is applicable]:

(A) ☐	Describe requirements:

(B) ☒	Is selected by the Employer in its sole discretion to receive an allocation of other Employer contributions

(C) ☐	No requirements

(iii)       Time of Allocation

Employer contributions, if made, shall be treated as allocated [select one]:

(A) ☐	As of the last day of the Plan Year

(B) ☒	At such time or times as the Employer shall determine in its sole discretion

(C) ☐	Other:

(c)           No Employer Contributions

☐         Employer contributions are not permitted under the Plan.

6.01        DISTRIBUTIONS

The timing and form of payment of distributions made from the Participant’s vested Account shall be made in accordance with the elections made in this Section 6.01 of the Adoption Agreement except when Section 9.6 of the Plan requires a six month delay for certain distributions to Key Employees of publicly traded companies. Distributions shall be made in cash, except as noted in Appendix B.

(a)          Timing of Distributions

(i)	All distributions shall commence in accordance with the following [choose one]:

	(A)	☐	As soon as administratively feasible following the distribution event
	(B)	☒	Monthly on specified day 15th [insert day]
	(C)	☐	Annually on specified month and day [insert month and day]
	(D)	☐	Calendar quarter on specified month and day [ month of quarter (insert 1,2 or 3); day (insert day)]

(ii)	The timing of distributions as determined in Section 6.01(a)(i) shall be modified by the adoption of:

	(A)	☒	Event Delay – Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for 1 month following such event, except as follows:

A distribution event applicable to any Director or Key Employee will be treated as not having occurred for 6 months following such event in the case of any distribution event to such Participant (other than due to a selected Specified Date or Specified Age).

A distribution event due to any Participant’s death will be treated as not having occurred for 6 months following such event.

	(B)	☐

Hold Until Next Year – Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for twelve months from the date of the event if payment pursuant to Section 6.01(a)(i) will thereby occur in the next calendar year or on the first payment date in the next calendar year in all other cases.

	(C)	☐	Immediate Processing – The timing method selected by the Plan Sponsor under Section 6.01(a)(i) shall be overridden for the following distribution events [insert events]:

	(D)	☐	Not applicable.

(b)          Distribution Events

Participants may elect the following payment events and form of payment. If multiple events are selected, the earliest to occur will trigger payment. If a Specified Date event is followed by either a Retirement event or a Change in Control event, the Retirement or Change in Control election will govern the distribution of any then unpaid remaining portion of the Account applicable to such election, if applicable. If a Retirement event is followed by a Change in Control event, the Participant’s Change in Control election will govern the distribution of any then unpaid remaining portion of the Account applicable to such election, if applicable. For example, if a Participant elects 10 installment payments for a Specified Date distribution event and 15 installment payments for a Change in Control distribution event, and a Change in Control occurs after 2 Specified Date distribution event installment payments have already been made, the portion of the Participant’s Account that would otherwise have been paid in 8 remaining Specified Date installment payments in the absence of a Change in Control will instead be paid in 15 annual installment payments following the Change in Control.

For installments, insert the range of available periods (e.g., 5-15) or insert the periods available (e.g., 5,7,9).

Lump
			Sum	Installments

(i)	☒	Specified Date	☒	2-15 years

(ii)	☐	Specified Age		years

(iii)	☒	Separation from Service	☒	years

(iv)	☐	Separation from Service plus 6 months		years

(v)	☐	Separation from Service plus months [not to exceed months]		years

(vi)	☒	Retirement	☒	2-15 years

(vii)	☐	Retirement plus 6 months		years

(viii)	☐	Retirement plus months [not to exceed months]		years

(ix)	☐	Later of Separation from Service or Specified Age		years

(x)	☐	Later of Separation from Service or Specified Date		years

(xi)	☐	Disability		years

(xii)	☐	Death		years

(xiii)	☒	Change in Control	☒	2-15 years

The minimum deferral period for Specified Date or Specified Age event shall be 1 year.

Installments may be paid [select each that applies]

☐	Monthly
☐	Quarterly
☒	Annually

(c)          Specified Date and Specified Age elections may not extend beyond age          [insert age or “Not Applicable” if no maximum age applies].

(d)         Payment Election Override

Payment of the remaining vested balance of the Participant’s Account will automatically occur at the time specified in Section 6.01(a) of the Adoption Agreement in the form indicated upon the earliest to occur of the following events [check each event that applies and for each event include only a single form of payment]:

	EVENTS		FORM OF PAYMENT
☐	Separation from Service		Lump sum	Installments
☒	Separation from Service before Retirement	☒	Lump sum	Installments
☒	Death	☒	Lump sum	Installments
☐	Disability		Lump sum	Installments
☐	Not Applicable

(e)          Involuntary Cashouts

☒

If the Participant’s vested Account at the time of his Separation from Service does not exceed $IRC 402(g) limit ($15,500 indexed) distribution of the vested Account shall automatically be made in the form of a single lump sum in accordance with Section 9.5 of the Plan.

☐	There are no involuntary cashouts.

(f)            Retirement

☒	Retirement shall be defined as a Separation from Service that occurs on or after the Participant [insert description of requirements]:

Attains age 55 or older with 5 or more Years of Service, or attains age 65

☐	No special definition of Retirement applies.

(g)         Distribution Election Change

A Participant

☒	Shall
☐	Shall Not

be permitted to modify a scheduled distribution date and/or payment option in accordance with Section 9.2 of the Plan.

A Participant shall generally be permitted to elect such modification any number of times.

Administratively, allowable distribution events will be modified to reflect all options necessary to fulfill the distribution change election provision.

(h)         Frequency of Elections

The Plan Sponsor

☒	Has
☐	Has Not

Elected to permit annual elections of a time and form of payment for amounts deferred under the Plan.

7.01                        VESTING

(a)         Matching Contributions

The Participant’s vested interest in the amount credited to his Account attributable to Matching Contributions shall be based on the following schedule:

☐	Years of Service	Vesting %
	0		(insert ‘100’ if there is immediate vesting)
1
2
3
4
5
6
7
8
9

☐	Other:

☐	Class year vesting applies.

☒	Not applicable.

(b)         Other Employer Contributions

A Director’s vested interest in the amount credited to his Account attributable to Employer contributions shall be immediately 100% vested. The Eligible Employee’s vested interest in the amount credited to his Account attributable to Employer contributions other than Matching Contributions shall be based on the following schedule:

☒	Years of Service	Vesting %
	0	0%	(insert ‘100’ if there is immediate vesting)
	1	25%
	2	50%
	3	75%
	4	100%
	5
	6
	7
	8
	9

☐	Other:

☐	Class year vesting applies.

☐	Not applicable.

(c)          Clawback Provision: In the event that an Eligible Employee or Director is terminated for “Cause” all Employer contributions to such Participant’s account, whether or not vested, will be immediately forfeited and neither the Plan Sponsor, any Employer or the Plan shall be liable for the payment of such forfeited amounts, and neither the Participant nor his or her beneficiaries shall thereafter have any rights with respect to such forfeited amounts. “Cause” means, with respect to a Participant, that, in the reasonable determination of the Company, such Participant has (i) been convicted of or pleaded guilty or nolo contendere to a felony or any crime involving moral turpitude or dishonesty; (ii) participated in a fraud or act of dishonesty against the Company; (iii) willfully and materially breached a Company policy; (iv) intentionally damaged the Company’s property; (v) willfully and materially breached such Participant’s Proprietary Information and Inventions Agreement with the Company; (vi) engaged in conduct that demonstrates gross unfitness to serve; or (vii) repeatedly failed to satisfactorily perform job duties to which such Participant previously agreed in writing. The conduct described under clauses (iii), (vi) and (vii) above will only constitute Cause if such conduct is not cured within 90 days after the Participant’s receipt of written notice from the Company specifying the particulars of the conduct that may constitute Cause.

(d)          Acceleration of Vesting

A Participant’s vested interest in his Account will automatically be 100% upon the occurrence of the following events: [select the ones that are applicable]:

(i)	☒	Death

(ii)	☐	Disability

(iii)	☐	Change in Control

(iv)	☒	Eligibility for Retirement

(v)	☐	Other:

(vi)	☐	Not applicable.

(e)          Years of Service

(i)                    A Participant’s Years of Service shall include all service performed for the Employer and

☒	Shall
☐	Shall Not

include service performed for the Related Employer.

(ii)                    Years of Service shall also include service performed for the following entities:

(iii)                 Years of Service shall be determined in accordance with (select one)

(A) ☒	The elapsed time method in Treas. Reg. Sec. 1.410(a)-7

(B) ☐	The general method in DOL Reg. Sec. 2530.200b-1 through b-4

(C) ☐	The Participant’s Years of Service credited under [insert name of plan]

(D) ☐	Other:

(iv)                ☐ Not applicable.

8.01                        UNFORESEEABLE EMERGENCY

(a)           A withdrawal due to an Unforeseeable Emergency as defined in Section 2.24:

☒	Will
☐	Will Not [if Unforeseeable Emergency withdrawals are not permitted, proceed to Section 9.01]

be allowed.

(b)                                 Upon a withdrawal due to an Unforeseeable Emergency, a Participant’s deferral election for the remainder of the Plan Year:

☒	Will
☐	Will Not

be cancelled. If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.

9.01        INVESTMENT DECISIONS

Investment decisions regarding the hypothetical amounts credited to a Participant’s Account shall be made by:

(a)	☒	The Participant or his Beneficiary, except as specified in 9.01(b) and subject to the specifications in Appendix B.
(b)	☒	The Employer to the extent specified in Appendix B.

10.01      GRANTOR TRUST

The Employer [select one]:

☒	Does
☐	Does Not

intend to establish a grantor trust in connection with the Plan.

11.01      TERMINATION UPON CHANGE IN CONTROL

The Plan Sponsor

☒	Reserves
☐	Does Not Reserve

the right to terminate the Plan and distribute all vested amounts credited to Participant Accounts upon a Change in Control as described in Section 9.7.

11.02      AUTOMATIC  DISTRIBUTION UPON CHANGE IN CONTROL

Distribution of the remaining vested balance of each Participant’s Account

☐	Shall
☒	Shall Not

automatically be paid as a lump sum payment upon the occurrence of a Change in Control as provided in Section 9.7.

11.03      CHANGE IN CONTROL

A Change in Control for Plan purposes includes the following [select each definition that applies]:

(a)	☒	A change in the ownership of the Employer as described in Section 9.7(c) of the Plan.

(b)	☒	A change in the effective control of the Employer as described in Section 9.7(d) of the Plan.

(c)	☒	A change in the ownership of a substantial portion of the assets of the Employer as described in Section 9.7(e) of the Plan.

(d)	☐	Not Applicable.

12.01      GOVERNING STATE LAW

The laws of California  shall apply in the administration of the Plan to the extent not preempted by ERISA.

EXECUTION PAGE

The Plan Sponsor has caused this Adoption Agreement to be executed this 21st day of December, 2007.

PLAN SPONSOR:	Amylin Pharmaceuticals, Inc.

By:	/s/ Lloyd A. Rowland

Title:	Vice President, Governance and Compliance, and Secretary

APPENDIX A

SPECIAL EFFECTIVE DATES

APPENDIX B

STOCK INVESTMENT OPTIONS

The investment options made available to Participants in accordance with Section 7.1 shall be subject to the following restrictions:

With respect to Employees, the Amylin Pharmaceuticals Common Stock Fund (RTLC) shall not be an available investment option.

With respect to Directors, the Amylin Pharmaceuticals Common Stock Fund (RTLC) shall be an available investment option.

To the extent that a distribution is to be made under the Plan on behalf of a Director, any amounts treated as invested in the Amylin Pharmaceuticals Common Stock Fund (RTCL) shall be distributed in-kind as stock.

With respect to Employer contributions, the Employer shall determine the applicable investment option for such contributions.

APPENDIX C

PLAN ADMINISTRATION UPON A CHANGE IN CONTROL

Upon and after the occurrence of a Change in Control, the Plan Administrator shall be a committee of not fewer than three nor more than five individuals to be selected by the person who was, immediately prior to such event, the Plan Sponsor’s Chief Executive Officer or, if no one was serving in such capacity or such person refuses to act, the Plan Sponsor’s highest ranking officer at such time who is willing to so act (the “Appointing Officer”); provided, however, the Administrator, as constituted immediately prior to a Change in Control, shall continue to act as the Administrator of this Plan until the date on which the persons selected by the Appointing Officer have accepted the responsibilities of administrator under this Plan.

The persons administering the Plan following a Change in Control shall have all of the powers accorded to the Administrator under the Plan, including under Article 12 of the Plan, at such time as they accept the responsibilities of Administrator under the Plan; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust, which decisions shall be made by the Plan Sponsor.  Upon and after the occurrence of a Change in Control, the Plan Sponsor must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date and circumstances of the disability, death or termination of employment of the Participants, and such other pertinent information as the Administrator may reasonably require.  Upon and after a Change in Control, the Administrator may only be terminated (and a replacement appointed) by the Appointing Officer.  Upon and after a Change in Control, the Administrator may not be terminated by the Plan Sponsor or its rights or responsibilities diminished by any amendment to the Plan.”